Calculation of Filing Fee Tables
S-3
ChargePoint Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	457(o)			$ 0.00	0.0001531	$ 0.00
Fees to be Paid	2	Equity	Preferred stock, par value $0.0001 per share	457(o)			$ 0.00	0.0001531	$ 0.00
Fees to be Paid	3	Debt	Debt securities	457(o)			$ 0.00	0.0001531	$ 0.00
Fees to be Paid	4	Other	Warrants	457(o)			$ 0.00	0.0001531	$ 0.00
Fees to be Paid	5	Other	Rights	457(o)			$ 0.00	0.0001531	$ 0.00
Fees to be Paid	6	Other	Units	457(o)			$ 0.00	0.0001531	$ 0.00
		Other	Unallocated (universal shelf)	457(o)
Fees to be Paid	7	Unallocated (Universal) Shelf		457(o)			$ 400,000,000.00	0.0001531	$ 61,240.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 61,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 60,370.71
			Net Fee Due:						$ 869.29
Offering Note
[1]	This note applies to offering lines 1 through 7. An indeterminate number or amount, as applicable, of each identified class is being registered hereunder as may from time to time be issued at indeterminate prices as shall have an aggregate initial offering price not to exceed $400,000,000. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	ChargePoint Holdings, Inc.	S-3	333-265986	07/01/2022		$ 60,370.71	Unallocated (Universal) Shelf	Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Units		$ 651,248,220.00
Fee Offset Sources	2	ChargePoint Holdings, Inc.	S-3	333-265986		07/01/2022						$ 60,370.71
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $60,370.71 (calculated at the fee rate in effect at the date of the Registrant's prior registration statement), which represents the portion of the registration fee previously paid with respect to $651,248,220 of unsold securities previously registered under the Prior Registration Statement.

Offset Note
[2]	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $60,370.71 (calculated at the fee rate in effect at the date of the Registrant's prior registration statement), which represents the portion of the registration fee previously paid with respect to $651,248,220 of unsold securities previously registered under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A